EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-183748, 333-153421, 333-117231, and 333-60114) relating to the 2000 Stock Option and Incentive Plan of Shoe Carnival, Inc., the Registration Statements on Form S-8 (Nos. 33-74050 and 333-44047) relating to the 1993 Stock Option and Incentive Plan of Shoe Carnival, Inc., the Registration Statement on Form S-8 (No. 33-80979) relating to the Employee Stock Purchase Plan of Shoe Carnival, Inc., and the Registration Statement on Form S-8 (No. 333-82819) relating to the Outside Directors Stock Option Plan of Shoe Carnival, Inc. of our reports dated April 16, 2015, relating to the consolidated financial statements and financial statement schedule of Shoe Carnival, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended January 31, 2015.

/s/ DELOITTE & TOUCHE LLP
Indianapolis, Indiana
April 16, 2015